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[GRAPHIC KERYX BIOPHARMACEUTICALS]                                      NEWS

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                                                        For Immediate Release

KERYX CONTACT:
Ron Bentsur
Vice President - Finance & Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: ron@keryx.com

           KERYX BIOPHARMACEUTICALS, INC. ANNOUNCES FOURTH QUARTER AND
                         YEAR END 2003 FINANCIAL RESULTS

Keryx to Hold Investor Conference Call Tomorrow, Friday, March 26, 2004 at 10:00
                                     AM EST

NEW YORK, NEW YORK,  March 25, 2004 - Keryx  Biopharmaceuticals,  Inc.  (NASDAQ:
KERX; AIM: KRX), a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer, today released its financial results for the fourth quarter and year ended December 31, 2003.

The net loss for the fourth quarter ended December 31, 2003 of $(2,255,000), or $(0.10) per share, was $542,000 less than the net loss of $(2,797,000), or $(0.14) per share, for the same quarter in 2002. The decrease in net loss was primarily attributable to an $825,000 reduction in research and development expenses, resulting primarily from restructuring programs initiated in 2002 and 2003. The decrease was partially offset by an increase of $405,000 in general and administrative expenses, as compared to the fourth quarter of 2002.

The net loss for the year ended December 31, 2003 of $(9,108,000), or $(0.43) per share, was $2,675,000 less than the net loss of $(11,783,000), or $(0.59) per share, for the prior year ended December 31, 2002. The decrease in net loss was primarily attributable to decreases of $2,631,000 and $232,000 in research and development and general and administrative expenses, respectively, in 2003 compared to 2002, primarily as a result of the restructuring programs initiated in 2002 and 2003. The decrease was partially offset by $3,043,000 of non-cash impairment and accelerated depreciation expenses associated with the 2003 restructuring program, which is reflected in the $(9,108,000) net loss for 2003.

At December 31, 2003, the Company had cash, cash equivalents, interest receivable and investment securities of $31.4 million, compared to cash, cash equivalents, interest receivable and investment securities of $24.1 million at December 31, 2002, representing an increase of $7.3 million. The increase is attributable to approximately $14.1 million in net proceeds raised by the Company in November 2003 through a private placement of common stock and warrants to institutional investors. In February 2004, the Company raised an additional $32.0 million through the private placement of common stock to institutional investors.





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Commenting on the year,  Michael S. Weiss, the Company's Chairman and CEO, said,
"2003 marked a year of dramatic transformation at Keryx. During the year, we were able to establish Keryx as a leading biotech company by focusing our efforts on the development of KRX-101, our lead drug candidate, currently in Phase II/III for the treatment of diabetic nephropathy and by executing on our in-licensing and acquisition program with the acquisition of ACCESS Oncology, Inc." Mr. Weiss added, "I am very pleased by the tremendous progress we have made as we successfully transitioned Keryx from what was essentially a
research-driven   organization   focused  on  pre-clinical   projects,   into  a
development   company  with  multiple  exciting  late-stage  clinical  programs, significant drug development capabilities and a very strong balance sheet. I believe that our lead drug candidates, KRX-101 and KRX-0401, our recently acquired Phase II compound for the treatment of cancer, represent two of the most exciting and promising drug candidates in the biotech sector. We enter 2004 with a very well-defined business plan look forward to continuing to generate substantial value for our shareholders."

Commenting on the financial results for the year, Mr. Weiss said, "During the year we were successful in implementing significant cost-cutting measures while allocating our resources towards the building of substantial value in our clinical drug pipeline. We will continue to be a cost conscious organization, spending money prudently, only where we believe we can generate tangible shareholder value." Mr. Weiss added, "Following the two recently completed financings, we now have sufficient cash on hand to carry us into 2007."

Keryx will host an investor conference call to discuss these results tomorrow, Friday, March 26, 2004 at 10:00 am EST. In order to participate in the conference call, please call 1-800-862-9098 (if calling from the U.S.) or 1-785-424-1051 (if calling from outside the U.S.). Conference ID: KERYX. This press release announcing the Company's financial results for the fourth quarter and fiscal year ended 2003 can be accessed by visiting the Company's website at www.keryx.com starting on Friday, March 26, 2004 at 8:30 AM. The conference call will also be available for audio replay at www.keryx.com, for a period of 15 days after the conference call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.
------------------------------------

Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX; London AIM: KRX) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx is developing KRX-101 (sulodexide), a novel first-in-class oral heparinoid compound, for the treatment of diabetic nephropathy, for which Keryx recently commenced its U.S.-based Phase II/III clinical program. Additionally, Keryx is developing three clinical-stage oncology compounds, including KRX-0401, a novel, oral, first-in-class AKT inhibitor currently in Phase II. Keryx also has an active in-licensing and acquisition program designed to identify and acquire clinical-stage drug candidates. Keryx Biopharmaceuticals is headquartered in New York City.

Cautionary Statement


Some of the statements included in this press release and made by our management on the conference call, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation
Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully complete cost-effective clinical trials for the drug candidates in our pipelines, including KRX-101 and KRX-0401; the successful completion of the National Cancer Institute-sponsored clinical trials for KRX-0401; the success of the Sulodexide Open Access Research program and its ability to develop uses for KRX-101 that can impact a







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number of disease  states beyond  diabetic  nephropathy;  and other risk
factors   identified   from  time  to  time  in  our  SEC   reports.   Any
forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.


                               (Tables to Follow)

  Keryx Biopharmaceuticals, Inc.

                      Selected Consolidated Financial Data
           (Thousands of US Dollars, Except Share and Per Share Data)

  Statements of Operations:

                               Three Months Ended December 31,               Year Ended December 31,
                                        (unaudited)                                (audited)
                                           2003                 2002                  2003                  2002
                                           ----                 ----                  ----                  ----
OPERATING EXPENSE:
Research and Development
 Non-cash compensation..............       $   29                 $ 157              $  (486)             $ (1,382)
 Other research and development.....        1,261                 1,958                5,996                 9,523
                                      --------------------------------------------------------------------------------
   Total research and development...        1,290                 2,115                5,510                 8,141
                                      --------------------------------------------------------------------------------

General and administrative
 Non-cash compensation..............       $  119                 $   2              $   188                $   (4)
 Other general and administrative...        1,052                   764                3,684                 4,108
                                      --------------------------------------------------------------------------------
   Total general and administrative.        1,171                   766                3,872                 4,104
                                      --------------------------------------------------------------------------------

LOSS FROM OPERATIONS................      (2,461)               (2,881)               (9,382)              (12,245)

OTHER INCOME (EXPENSE):
 Interest income, net...............          63                   110                   247                   513
 Taxes on income....................         143                  (26)                    27                   (51)
                                      --------------------------------------------------------------------------------
NET LOSS............................     $(2,255)             $(2,797)              $ (9,108)            $ (11,783)
                                      ================================================================================

NET LOSS PER COMMON SHARE
 Basic and diluted..................     $ (0.10)             $ (0.14)               $ (0.43)              $ (0.59)
                                      ================================================================================

SHARES USED IN COMPUTING NET
LOSS PER COMMON SHARE
Basic and diluted..................   23,574,086            19,897,025            21,367,088            19,897,939
                                      ================================================================================


Balance Sheets:

                                             December 31, 2003             December 31, 2002
                                             -----------------             -----------------
                                                     (audited)                     (audited)
Cash, cash equivalents, interest
    receivable and investment securities.....      $   31,414                    $   24,131
Total assets.................................          32,223                        29,103
Accumulated deficit..........................         (54,610)                      (45,502)
Stockholders' equity.........................          31,226                        26,330
